News Release

Investor Relations Contacts:
Michael Beaulieu
Director, Investor Relations
(609) 529-4812
michael.beaulieu@integralife.com

Media Contact:
Laurene Isip
Senior Director, Global Corporate Communications
(609) 750-7984
laurene.isip@integralife.com

Integra LifeSciences Reports Second Quarter 2020 Financial Results
Princeton, New Jersey, August 10, 2020 - Integra LifeSciences Holdings Corporation (NASDAQ: IART), a leading global medical technology company, today reported financial results for the second quarter ending June 30, 2020.
Second Quarter 2020 Financial Summary

•
Reported revenues were $258.7 million, representing a decrease of 32.6% on a reported basis and 31.3% on an organic basis compared to the prior year. These results were above the high end of the preliminary results provided on July 9, 2020;

•
GAAP loss per diluted share was ($0.00), compared to GAAP earnings of $0.34 in the second quarter of 2019. Adjusted earnings per diluted share were $0.33, compared to $0.73 in the prior year. The decline was largely attributable to lower revenues due to the impact of COVID-19;

•	The Company's full-year 2020 guidance remains withdrawn due to the uncertainty related to COVID-19 and the extent of the recovery in surgical procedure volumes.
"We are encouraged by the sequential, monthly improvement in revenue throughout the second quarter following the lows experienced in April," said Peter Arduini, Integra's president and chief executive officer. "I want to thank our Integra colleagues for their perseverance and commitment to our customers and patients during these challenging times. Given the strength of our people and our financial agility, I remain confident the Company will return to long-term growth."

The Company reported GAAP gross margin of 59.2%, compared to 62.6% in the second quarter of 2019. Adjusted gross margin was 66.2%, compared to 67.4% in the prior year.
Adjusted EBITDA for the second quarter of 2020 was $52.8 million, or 20.4% of revenue, compared to $97.9 million, or 25.5% of revenue, in the prior year.
The Company reported GAAP net loss of $(0.4) million, or ($0.00) per diluted share, in the second quarter of 2020, compared to GAAP net income of $29.7 million, or $0.34 per diluted share, in the prior year.

Adjusted net income for the second quarter of 2020 was $28.4 million, or $0.33 per diluted share, compared to $63.4 million, or $0.73 per diluted share, in the prior year.
Second quarter revenues were negatively impacted by COVID-19 and the associated reduction of non-emergent surgical procedures. Lower procedure volumes also contributed to the lower gross margins, EBITDA and net income, year over year. To partially mitigate this impact, the Company initiated a cost savings plan in April, while maintaining investments in critical R&D, clinical and long-term growth programs. These actions contributed to a 28% reduction of total operating expenses in the second quarter as compared to the prior period.
Integra's financial position and liquidity remain strong. The Company ended the quarter with $361 million in cash and cash equivalents, $1.15 billion in undrawn revolver capacity, and a consolidated total leverage ratio of 3.4x.
In July, the Company amended its credit agreement to temporarily increase its maximum consolidated total leverage ratio from 5.0x to 5.5x for the four financial quarters beginning July 1, 2020 and ending June 30, 2021. The Company entered into this amendment to increase financial flexibility in light of the unprecedented impact of the COVID-19 pandemic and the related uncertainty surrounding the global economy.
During the second quarter, the Company completed the accelerated share repurchase (ASR) agreement, entered into in February 2020. A total of 1.9 million shares were repurchased in the first half of 2020.
2020 Full-Year Outlook
Due to the ongoing uncertainty around the scope and duration of the pandemic and the timing of recovery across the globe, the Company’s guidance for the full-year 2020 remains withdrawn. The Company continues to expect quarterly sequential revenue improvement in the second half of 2020 as compared to the second quarter of 2020. For the third quarter of 2020, revenues are expected to remain below prior year levels due to COVID-19 and the associated reduction of non-emergent surgical procedures. The Company does not expect all markets and product lines to improve at the same rate. The level and location of COVID-19 emergence or recurrence and its associated impact on surgical procedure volumes, as well as economic normalization, will shape the Company's recovery.
Supplemental financial and operational information is included in a presentation that can be found in the "Investor" section of the Company's website at investor.integralife.com under "Events & Presentations".
In the future, the Company may record, or expects to record, gains or losses, expenses, or charges as described in the Discussion of Adjusted Financial Measures below, which will be excluded from the calculation of adjusted EBITDA, adjusted earnings per share for historical periods and in adjusted earnings per share guidance.

Conference Call and Presentation Available Online
Integra has scheduled a conference call for 4:30 PM ET today, Monday, August 10, 2020, to discuss financial results for the second quarter. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Integra's management team will reference a presentation during the conference call. The presentation can be found on investor.integralife.com.
Access to the live call is available by dialing (800) 263-0877 and using the passcode 4133628. The call can also be accessed via a webcast link provided on investor.integralife.com. A replay of the call will be available until August 15, 2020 by dialing (888) 203-1112 and using the passcode 4133628. The webcast will also be archived on the website.

About Integra
Integra LifeSciences is a global leader in regenerative technologies, neurosurgical and extremity orthopedic solutions dedicated to limiting uncertainty for clinicians, so they can focus on providing the best patient care.

Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, Cadence®, Certas®, Codman®, CUSA®, DuraGen®, DuraSeal®, ICP Express®, Integra®, MediHoney®, MicroFrance®, PriMatrix®, Salto Talaris®, SurgiMend®, TCC-EZ®, Titan™ and VersaTru®.  For the latest news and information about Integra and its brands, please visit www.integralife.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company's judgment as of the date of this release.  All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Some of these forward-looking statements may contain words like “will,” “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or they may use future dates. Forward-looking statements contained in this news release include, but are not limited to, statements concerning the expected impact of COVID-19 on the Company; the impact of contingency plans and cost-savings measures; the Company’s liquidity and financial position; future financial performance, including projections for revenues, expected revenue growth (both reported and organic), GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as structural optimization charges, acquisition and integration-related charges, COVID-19 related charges, EU Medical Device Regulation-related charges, litigation charges, discontinued product line charges, intangible asset amortization expense, convertible debt non-cash interest, expenses related to debt refinancing, and income tax expense (benefit) related to non-GAAP adjustments and other items. Statements of past performance, efforts, or results about which assumptions or inferences may be made can also be forward-looking statements and are not indicative of future performance or results.  Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain, difficult to predict, and may be outside of the company's control; these assumptions include, but are not limited to, when the impacts of COVID-19 may be the most severe and when and how the impacts of COVID-19 will subside. It is important to note that the Company’s goals and expectations are not predictions of actual performance.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to, the following: risks and uncertainties associated with medical epidemics or pandemics, such as the COVID-19 pandemic, including, without limitation, disruptions in operations, diversion of management and resources, the accuracy of procedural volume information, material cancellations and delays of procedures, reduced capital spending by healthcare institutions, impaired and disrupted global economic conditions relative to healthcare spending and access to credit markets, and delays in the development of clinical data and medical education, including data and education relevant to the impact of infectious disease on the use of the Company’s products; the Company's ability to execute its operating plan effectively; the Company’s ability to achieve sales growth in a timely fashion and execute on its channel expansion in its Orthopedics and Tissue Technologies segment; the Company’s ability to successfully integrate the Codman Neurosurgery business and other acquired businesses, including the realignment of acquired global sales territories; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demands; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic and political conditions; the Company's ability to manage its direct sales channels effectively; the sales performance of third-party distributors on whom the Company relies to generate revenue for certain products and geographic regions; the Company's ability to maintain relationships with customers of acquired entities and businesses; physicians' willingness to adopt and third-party payors' willingness to provide or maintain reimbursement for the Company's recently launched, planned and existing products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospitals' spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2019 and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide certain non-GAAP measures, including organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income, adjusted earnings per diluted share, free cash flow and adjusted free cash flow conversion. Organic revenues consist of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures and discontinuances. Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) acquisition and integration-related charges; (iii) COVID-19 related charges; (iv) EU Medical Device Regulation-related charges; (v) litigation charges; (vi) discontinued product lines charges; (vii) intangible asset amortization expense; (viii) convertible debt non-cash interest; (ix) expenses related to debt refinancing; and (x) income tax impact from adjustments. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by operating activities less purchases of property and equipment. The adjusted free cash flow conversion measure is calculated by dividing free cash flow by adjusted net income.

Reconciliations of GAAP revenues to organic revenues, GAAP adjusted net income to adjusted EBITDA and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the quarters ended June 30, 2020 and 2019, and the free cash flow and free cash flow conversion for the quarters ended June 30, 2020 and 2019, appear in the financial tables in this release.

The Company believes that the presentation of organic revenues and the other non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2020	2019
Total revenues, net	$258,665	$383,645

Costs and expenses:
Cost of goods sold	105,478	143,671
Research and development	14,926	17,633
Selling, general and administrative	116,108	165,378
Intangible asset amortization	8,073	11,004
Total costs and expenses	244,585	337,686

Operating income	14,080	45,959

Interest income	2,281	2,710
Interest expense	(15,682)	(13,384)
Other income (loss), net	972	1,098
Income before taxes	1,651	36,383
Income tax expense (benefit)	2,020	6,647
Net income (loss)	$(369)	$29,736

Net income (loss) per share:
Diluted net income (loss) per share	$(0.00)	$0.34

Weighted average common shares outstanding for diluted net income per share	84,706	86,257

The following table presents revenues disaggregated by the major sources for the three months ended June 30, 2020 and 2019 (amounts in thousands):

	Three Months Ended June 30,
	2020	2019	Change
Neurosurgery	$141,430	$192,929	(26.7)%
Instruments	28,348	56,329	(49.7)%
Total Codman Specialty Surgical(1)	$169,778	$249,258	(31.9)%

Wound Reconstruction and Care	56,291	82,282	(31.6)%
Extremity Orthopedics	11,162	21,762	(48.7)%
Private Label	21,434	30,343	(29.4)%
Total Orthopedics and Tissue Technologies	$88,887	$134,387	(33.9)%
Total reported revenues	$258,665	$383,645	(32.6)%

Impact of changes in currency exchange rates	790	—
Less contribution of revenues from acquisitions	(180)	—
Less contribution of revenues from divested products	(222)	(1,364)
Less contribution of revenues from discontinued products	(3,373)	(10,055)
Total organic revenues(2)	$255,680	$372,226	(31.3)%

(1) Prior period amounts were reclassified between categories within the Codman Specialty Surgical segment to conform to the current period presentation.
(2) Organic revenues have been adjusted to exclude foreign currency (current period), acquisitions and to account for divested and discontinued products.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended June 30, 2020

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	OI&E(e)	Tax(f)
Structural optimization charges	1,230	1,367	(137)	—	—	—	—
Acquisition and integration-related charges(1)	6,542	2,794	3,124	624	—	—	—
COVID-19 related charges	(870)	776	(1,646)	—	—	—	—
EU Medical Device Regulation charges	884	61	823	—	—	—	—
Discontinued product lines charges	1,302	1,302	—	—	—	—	—
Intangible asset amortization expense	19,773	11,700	—	—	8,073	—	—
Convertible debt non-cash interest	4,251	—	—	—	—	4,251	—
Estimated income tax impact from above adjustments and other items	(4,390)	—	—	—	—	—	(4,390)
Total adjustments	$28,722	$18,000	$2,164	$624	$8,073	$4.251	$(4,390)

Depreciation expense	9,902	—	—	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	R&D - Research & development

d)	Amort. - Intangible asset amortization

e)	OI&E - Other income & expense

f)	Tax - Income tax expense (benefit)

(1) Acquisition and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, and Rebound Therapeutics acquisitions and include banking, legal, consulting, systems, and other expenses.

Three Months Ended June 30, 2019
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	Amort. (c)	Tax (d)
Structural optimization charges	3,017	2,153	864	—	—
Acquisition and integration-related charges(1)	12,821	2,857	9,964	—	—
Litigation charges	1,051	—	1,051	—	—
EU Medical Device Regulation charges	114	—	114	—	—
Discontinued product line charges	2,321	2,321	—	—	—
Intangible asset amortization expense	22,339	11,334	—	11,005	—
Estimated income tax impact from above adjustments and other items	(8,048)	—	—	—	(8,048)
Total adjustments	$33,615	$18,665	$11,993	$11,005	$(8,048)

Depreciation expense	10,319	—	—	—	—

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	Tax - Income tax expense (benefit)

(1) Acquisition and integration-related charges are associated with the Codman Neurosurgery acquisitions and include banking, legal, consulting, systems, and other expenses.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)
(In thousands)

	Three Months Ended June 30,
	2020	2019

GAAP net income (loss)	$(369)	$29,736
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	29,675	32,658
Other (income) expense, net	(972)	(1,098)
Interest expense, net	9,150	10,674
Income tax expense (benefit)	2,020	6,647
Discontinued product lines charges	1,302	2,321
Structural optimization charges	1,230	3,017
Litigation charges	—	1,051
EU Medical Device Regulation charges	884	114
Acquisition and integration-related charges(1)	6,542	12,821
COVID-19 related charges	(870)	—
Convertible debt non-cash interest	4,251	—

Total of non-GAAP adjustments	53,212	68,205
Adjusted EBITDA	$52,843	$97,941

(1) Acquisition and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, and Rebound Therapeutics acquisitions and include banking, legal, consulting, systems, and other expenses.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,
	2020	2019

GAAP net income (loss)	$(369)	$29,736
Non-GAAP adjustments:
Structural optimization charges	1,230	3,017
Acquisition and integration-related charges(1)	6,542	12,821
COVID-19 related charges	(870)	—
EU Medical Device Regulation charges	884	114
Litigation charges	—	1,051
Discontinued product lines charges	1,302	2,321
Intangible asset amortization expense	19,773	22,339
Convertible debt non-cash interest	4,251	—
Estimated income tax impact from adjustments and other items	(4,390)	(8,048)

Total of non-GAAP adjustments	28,722	33,615
Adjusted net income	$28,352	$63,351

Adjusted diluted net income per share	$0.33	$0.73
Weighted average common shares outstanding for diluted net income per share	84,706	86,257

(1) Acquisition and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, and Rebound Therapeutics acquisitions and include banking, legal, consulting, systems, and other expenses.

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	June 30, 2020	December 31, 2019

Cash and cash equivalents	$360,981	$198,911
Accounts receivable, net	179,143	275,296
Inventories, net	358,756	316,054

Current and long-term borrowing under senior credit facility	1,018,567	1,243,561
Borrowings under securitization facility	68,700	104,500
Long-term convertible securities	465,006	—

Stockholders' equity	$1,349,096	$1,416,736

CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

(In thousands)

	Six Months Ended June 30,
	2020	2019

Net cash provided by operating activities	$53,931	$78,008
Net cash used in investing activities	(25,434)	(33,220)
Net cash provided by (used in) financing activities	133,452	(7,799)
Effect of exchange rate changes on cash and cash equivalents	121	257

Net increase in cash and cash equivalents	$162,070	$37,246

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF FREE CASH FLOW AND FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended June 30,
	2020	2019
Net cash provided by operating activities	$33,116	$48,530

Purchases of property and equipment	(7,217)	(17,664)
Free cash flow	25,899	30,866

Adjusted net income(1)	$28,352	$63,351
Adjusted free cash flow conversion	91.3%	48.7%

	Twelve Months Ended June 30,
	2020	2019
Net cash provided by operating activities	$207,354	$199,953

Purchases of property and equipment	(59,523)	(76,105)
Adjusted free cash flow	147,831	123,848

Adjusted net income(1)	$187,310	$226,552
Adjusted free cash flow conversion	78.9%	54.7%

(1) Adjusted net income for quarters ended June 30, 2019 and 2020 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations on our website at investor.integralife.com under Events & Presentations.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is useful in evaluating the significance of the cash special charges in its adjusted earnings measures.